- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       COMPUTER TASK GROUP, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

[Company Logo]

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                                    April 9, 2001

Dear Fellow Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2001 at 10:00 a.m.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the Proxy promptly in the return envelope.

                                          Sincerely,

                                       /s/ Darrell L. Jennings
                                       -----------------------------------------
                                          Darrell L. Jennings
                                            Chairman, President and
                                            Chief Executive Officer

[Company Logo]

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 9, 2001

     Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2001, at 10:00 a.m. for the following purposes:

          1. To elect two Class I directors to hold office until the 2004 annual meeting of shareholders and until their successors are elected and qualified, and one Class III director to hold office until the 2003 annual meeting of shareholders and until his successor is elected and qualified.

          2. To consider and act upon a proposal to approve and ratify an amendment to the Company's First Employee Stock Purchase Plan to increase the number of shares of the Company's common stock authorized for purchase under such plan by 500,000 shares.

          3. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

     We have selected the close of business on March 14, 2001 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York
April 9, 2001
                                          By Order of the Board of Directors,

                                          /s/ Peter P. Radetich
                                          --------------------------------------
                                          Peter P. Radetich
                                            Secretary

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 9, 2001, in connection with the solicitation by the Board of Directors (Board) of Computer Task Group, Incorporated (Company or CTG) of proxies to be voted at the annual meeting of shareholders on May 9, 2001, and any adjournment or postponement of the meeting. The mailing address of the Company's executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The Board has selected the close of business on March 14, 2001 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 20,871,065 shares of common stock, par value $.01 per share.

     Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Under the New York Business Corporation Law (BCL) and the Company's By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, in accordance with the Company's Certificate of Incorporation and By-laws, two persons are to be elected to the Board of Directors as Class I directors and one person is to be elected as a Class III director to hold office until the 2004 and 2003 annual meetings of shareholders, respectively, and until their successors are elected and qualified.

     The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Class I directors -- Randolph A. Marks and R. Keith Elliott and as Class III director -- Darrell L. Jennings. Mr. Jennings was appointed by the Board as a Class III director to fill the vacancy created when Barbara Z. Shattuck resigned from the Board in August 2000.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                  NOMINEES FOR CLASS I AND CLASS III DIRECTORS

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

     The following information about the Company's directors relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations has been furnished to the Company by the respective directors.

Darrell L. Jennings           Mr. Jennings, 47, has been the Chairman, President and Chief
                              Executive Officer of the Company since October 30, 2000.
                              From 1998 until joining CTG, Mr. Jennings was Vice President and General Manager of Worldwide Communications for Unisys
                              Corporation. From 1980 until 1998, Mr. Jennings held various positions with Nortel Networks Corporation, most recently
                              that of Assistant Vice President and General Manager for
                              Multimedia Messaging.

George B. Beitzel             Mr. Beitzel, 72, has been a director of various corporate
                              boards since his retirement from International Business
                              Machines Corporation in 1987. He served at IBM for 32 years, the last 14 as a member of IBM's board of directors and
                              corporate office. He is currently a director of Bankers
                              Trust Company (a subsidiary of Deutsche Bank), Staff
                              Leasing, Inc., a professional employer organization,
                              Bitstream, Inc., a developer of computer software for the
                              creation and printing of electronic documents and Actuate
                              Corporation, a provider of web-based business information
                              software. Mr. Beitzel is Chairman Emeritus of Amherst
                              College and the Colonial Williamsburg Foundation. He is a
                              graduate of the Harvard Business School and served twelve
                              years on the board of directors of the Associates at Harvard
                              Business School. Mr. Beitzel has been a Director of CTG
                              since 1994.

Richard L. Crandall           Mr. Crandall, 57, has been Managing Director of Arbor
                              Partners LLC, a venture capital firm since 1997. Prior to
                              that, he served as Chairman of Comshare, Inc., a computer
                              software and services company from 1994 until 1997. From
                              1966 until 1994, Mr. Crandall served as Chief Executive
                              Officer of Comshare. Mr. Crandall is also a director of
                              Diebold, Inc., a manufacturer of automated self-service
                              transactions systems, security products and software, Giga
                              Information Group, Inc., a provider of research and advisory services to the computer and telecommunications industries,
                              SolidSpeed, Inc., an internet infrastructure provider, and
                              Tacit Knowledge Systems, Inc., a software developer. Mr.
                              Crandall has been a Director of CTG since 1993.

R. Keith Elliott              Mr. Elliott, 59, is the retired chairman and chief executive officer of Hercules Incorporated, a chemical specialties
                              manufacturer. Mr. Elliott also served as president and chief operating officer of Hercules and prior to that was its
                              executive vice president and chief financial officer. Mr.
                              Elliott is also a director of Sithe Energy Company,
                              Wilmington Trust Company and Checkpoint Systems, Inc., a
                              manufacturer and marketer of retail assets tracking and
                              protection products. Mr. Elliott has been a Director of CTG since 1998.

Gale S. Fitzgerald            Ms. Fitzgerald, 50, was Chairman and Chief Executive Officer
                              of the Company from October 1994 until June 22, 2000. Ms.
                              Fitzgerald is currently on the boards of directors of
                              Kaleida Health, an integrated health care provider,
                              University of Buffalo School of Management, the Business
                              Council of New York, Diebold, Inc., a manufacturer of
                              automated self-service transactions systems, security
                              products and software, and the Information Technology
                              Association of America. Ms. Fitzgerald has been a Director of CTG since 1993. See "Litigation" below.

Randolph A. Marks             Mr. Marks, 65, is co-founder of the Company and currently an independent business consultant. From 1985 to September
                              1990, he served as Chairman of the Board of American Brass
                              Company. Mr. Marks was engaged by the Company as a
                              consultant from March, 1984, until his retirement from the
                              Company in December, 1985. Prior to March, 1984, Mr. Marks
                              served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks is on the
                              advisory board of HSBC Bank USA, Western New York Region,
                              the boards of directors of Columbus McKinnon Corporation, a manufacturer of material handling products, Viador, Inc., a developer and marketer of internet software and Delaware
                              North Companies, Incorporated, a privately held provider of foodservice operations, hospitality and recreational
                              services and sports and leisure facilities management, and on the board of trustees of the Albright-Knox Art Gallery.
                              Mr. Marks has been a Director of CTG since 1966.

     Litigation. On August 8, 2000, Gale S. Fitzgerald, a current director and former Chief Executive Officer of the Company, filed a lawsuit against the Company in the Supreme Court of the State of New York, Erie County, regarding her dismissal and termination of her employment with the Company on June 22, 2000. Ms. Fitzgerald's complaint alleges that the Company breached the terms of a 1993 Non-Disclosure and Non-Solicitation Agreement with her by failing to pay her severance compensation in the amount of $680,000 ($380,000 for base compensation and $300,000 for year 2000 bonus). The 1993 agreement provides that the Company must make severance payments to Ms. Fitzgerald equal to the 12 month's total compensation to be paid to Ms. Fitzgerald pursuant to any then existing compensation plan in effect between the Company and Ms. Fitzgerald. The Company is obligated to make such payments for the first 12 months following termination of Ms. Fitzgerald's employment and six months of additional payments to her if she has not become employed in an executive capacity by the end of the 12 month period. The Company has paid the $380,000 base compensation component for the first 12 months following Ms. Fitzgerald's termination. In accordance with the then existing compensation plan between the Company and Ms. Fitzgerald, due to the performance of the Company, no bonus component was earned and none has been paid to her. Ms. Fitzgerald's complaint also alleges that the 1993 agreement entitles her to continue to receive benefits under the following Company sponsored plans during the 12 months following her termination: stock option plan; key employee deferred compensation plan; medical and dental plans; life, travel and disability insurance; private club membership fees; fees for receiving financial and tax advice; outplacement services; and, matching 401(k) plan contributions. The Company does not believe that Ms. Fitzgerald is entitled to receive any of these benefits for the period following the termination of her employment. The Company intends to vigorously defend itself against all of the claims that Ms. Fitzgerald has made.

               SECURITY OWNERSHIP OF THE COMPANY'S COMMON SHARES
                 BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of March 14, 2001, the following persons were beneficial owners of more than five percent of the Company's common stock. The following table shows the nature and amount of their beneficial ownership.

                                             NAME AND ADDRESS            AMOUNT AND NATURE      PERCENT
           TITLE OF CLASS                   OF BENEFICIAL OWNER           OF OWNERSHIP(1)       OF CLASS
           --------------              -----------------------------    -------------------   ------------
Common Stock.........................  Thomas R. Beecher, Trustee            4,422,703            21.2%
                                       CTG Stock Employee
                                       Compensation Trust
                                       200 Theater Place
                                       Buffalo, NY 14202
Common Stock.........................  FleetBoston Financial                 1,261,691             6.0%
                                       Corporation
                                       100 Federal Street
                                       Boston, MA 02110
Common Stock.........................  The TCW Group, Inc.                   1,157,700(2)          5.5%
                                       865 South Figueroa Street
                                       Los Angeles, CA 90017
Common Stock.........................  Putnam Investments, LLC               1,116,460(3)          5.3%
                                       One Post Office Square
                                       Boston, MA 10036
Common Stock.........................  Royce & Associates                    1,044,300             5.0%
                                       1414 Avenue of the Americas
                                       New York, NY 10019

- ---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) The TCW Group, Inc. is the beneficial owner of 1,157,700 shares and has shared voting and dispositive power with respect to said shares. The TCW Group, Inc. may be deemed to be controlled by Robert Day.

(3) Putnam Investments LLC ("PI"), which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers:
    Putnam Investment Management, LLC ("PIM") and Putnam Advisory Company, LLC ("PAC"). PI is the beneficial owner of 1,116,460 shares over which it has shared voting power with regard to 235,250 shares and shared dispositive power with regard to 1,116,460 shares. PIM is the beneficial owner of 370,910 shares over which it has shared dispositive power. PAC is the beneficial owner of 745,550 shares over which it has shared voting power with regard to 235,250 shares and shared dispositive power with regard to 745,550 shares.

Security Ownership by Management

     As of March 14, 2001 the directors and nominees for director individually, the executive officers named in the compensation table, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company's common stock.

                                                               AMOUNT AND NATURE
                     NAME OF INDIVIDUAL                          OF BENEFICIAL         PERCENT
                     OR NUMBER IN GROUP                          OWNERSHIP(1)          OF CLASS
                     ------------------                        -----------------       --------
Darrell L. Jennings.........................................             900                *
Randolph A. Marks...........................................         387,930(2)(3)        1.9%
Richard L. Crandall.........................................         199,667(4)             *
George B. Beitzel...........................................         165,841(5)             *
James R. Boldt..............................................         144,200(6)             *
Jonathan R. Asher...........................................          48,161(7)             *
R. Keith Elliott............................................          44,750(8)             *
Gale S. Fitzgerald..........................................          41,674                *
Thomas J. Niehaus...........................................          40,228(9)             *
Joel I. Ivers...............................................           4,750(10)            *
All directors and executive officers as a group (13
  persons)..................................................       1,093,229(11)          5.2%

- ---------------

  * Less than 1 percent of outstanding shares.

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

 (2) Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by him as may be purchased with the proceeds of the insurance on the life of Mr. Marks maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

 (3) Amount indicated represents 223,930 shares held by Mr. Marks in his own name, 4,000 shares held by Mr. Marks' wife, 20,000 shares that are owned by a family charitable foundation and options to purchase 140,000 shares which are or will become exercisable within sixty (60) days. Mr. Marks has voting and investment power over the 20,000 shares that are owned by the family charitable foundation of which he is a trustee.

 (4) Amount indicated includes options to purchase 100,000 shares which are or will become exercisable within sixty (60) days and 10,000 shares which are held by Mr. Crandall as custodian for his son.

 (5) Amount indicated includes options to purchase 94,000 shares which are or will become exercisable within sixty (60) days, 38,841 shares held by Mr. Beitzel in his own name and 13,000 shares held by Mr. Beitzel's wife. The remaining 20,000 shares are held by two trusts of which Mr. Beitzel and his wife are trustees.

 (6) Amount indicated includes options to purchase 99,200 shares which are or will become exercisable within sixty (60) days and 10,200 shares which are held by Mr. Boldt as custodian for members of his immediate family.

 (7) Amount indicated includes options to purchase 47,000 shares which are exercisable with sixty (60) days.

 (8) Amount indicated includes options to purchase 43,750 shares which are or will become exercisable within sixty (60) days.

 (9) Amount indicated includes options to purchase 6,750 shares which are or will become exercisable within sixty (60) days.

(10) Amount indicated includes options to purchase 4,500 shares which are or will become exercisable within sixty (60) days.

(11) Amount indicated includes options to purchase 546,326 shares which are or will become exercisable within sixty (60) days.

                          INFORMATION ABOUT MANAGEMENT

The Board of Directors and Committees

     During 2000, the Board of Directors held a total of 4 regular and 6 special meetings. Each of the directors attended all of the meetings of the Board and of those committees of the Board on which they served.

Compensation Committee

     The Compensation Committee is composed of George B. Beitzel and R. Keith Elliott. This Committee held a total of 5 regular and 2 special meetings. The Compensation Committee reviews and approves the compensation of senior management and is responsible for the administration of the Company's stock plans, Non-Qualified Key Employee Deferred Compensation Plan, and Stock Employee Compensation Trusts.

Executive Committee

     The Executive Committee is composed of George B. Beitzel, Richard L. Crandall, R. Keith Elliott and Randolph A. Marks. This Committee held a total of 3 regular and 1 special meetings. The Executive Committee is empowered to act for the Board of Directors in intervals between Board meetings, with the exception of certain matters that by law cannot be delegated. The Committee meets as necessary.

Governance Committee

     The Governance Committee is composed of Richard L. Crandall and Randolph A. Marks. This Committee held a total of 4 regular and 1 special meetings. The Governance Committee is responsible for the establishment of governance policies concerning the Board of Directors as well as for reviewing and approving the compensation of directors (subject to ratification by the Board of Directors). The Committee also makes recommendations to the Board with regard to nominations for directors in consultation with the Chairman and Chief Executive Officer. The Board of Directors does not have a Nominating Committee.

Audit Committee

     The Audit Committee is composed of four independent directors: George B. Beitzel, Richard L. Crandall, R. Keith Elliott and Randolph A. Marks and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A. The Board has determined that each of the members of the Audit Committee is independent. The Committee met 5 times during 2000.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports, systems of internal controls as they relate to finance and accounting, and the Company's auditing, accounting and financial reporting processes. The Committee's job is one of oversight. It is the Company's management that is responsible for preparing the Company's financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for auditing these financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under such acts.

Audit Committee Report

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence

Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with the independent accountants their independence.

     Based on such review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

                               George B. Beitzel
                                    Chairman

R. Keith Elliott              Richard L. Crandall              Randolph A. Marks

Independent Public Accountants and Fees

     On July 7, 1998, the Company engaged Deloitte & Touche LLP (Deloitte) as the principal accountants to audit the Company's financial statements.

     A representative of Deloitte will be present at the annual meeting of shareholders of the Company. The representative will be given the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions. To the best of the Company's knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has considered whether the provision of services described under "All Other Fees," below is compatible with maintaining the principal accountant's independence.

     Audit Fees -- The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q are approximately $142,000.

     Financial Information Systems Design and Implementation Fees -- Deloitte and Touche LLP did not render any services related to financial information systems design and implementation for the most recent fiscal year.

     All Other Fees -- Aggregate fees billed for all other services, primarily tax consulting related, rendered by Deloitte and Touche LLP for the most recent fiscal year are approximately $152,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2000. This belief is based solely on the Company's review of copies of the reports furnished to it and written representations that no other reports were required.

Director Compensation

     Each non-employee director receives a $15,000 annual retainer and a $1,500 per day fee for attending committee meetings. Directors are also reimbursed for expenses they incur while attending board and committee meetings. Directors who are employees of the Company do not receive additional compensation for their services as directors.

Executive Compensation And Other Information

     The following table shows the annual and long-term compensation paid to the Chairman and Chief Executive Officers, and to the four other most highly compensated executive officers for services rendered in 2000, 1999, and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                            -------------------------------
                                              ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                       ----------------------------------   ---------------------   -------
                                                                OTHER       RESTRICTED
                                                                ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
           NAME AND                     SALARY     BONUS     COMPENSATION    AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
      PRINCIPAL POSITION        YEAR     ($)        ($)         ($)(1)         ($)         (#)        ($)        ($)(2)
      ------------------        ----   --------   --------   ------------   ----------   --------   -------   ------------
Darrell L. Jennings...........  2000   $ 69,231   $241,667     $     0          $0       500,000      $0         $    0
  Chairman, President and
  Chief Executive Officer
Gale S. Fitzgerald(3).........  2000   $179,531   $      0     $     0          $0        25,000      $0         $5,100
  Chairman of the Board and     1999   $380,000   $      0     $19,000          $0             0      $0         $4,800
  Chief Executive Officer       1998   $380,000   $350,092     $54,757          $0        60,000(6)   $0         $4,800
James R. Boldt(4).............  2000   $246,375   $      0     $     0          $0       113,000      $0         $5,100
  Executive Vice President and  1999   $195,000   $      0     $ 9,750          $0             0      $0         $4,800
  Chief Financial Officer       1998   $175,000   $114,661     $21,725          $0        25,000(6)   $0         $4,761
Jonathan R. Asher(5)..........  2000   $215,000   $      0     $     0          $0        22,000      $0         $5,100
  Vice President,               1999   $215,000   $      0     $10,750          $0             0      $0         $4,800
  Managed Services, NA          1998   $185,000   $ 63,269     $18,620          $0        20,000      $0         $4,800
Thomas J. Niehaus.............  2000   $200,000   $      0     $     0          $0        22,000      $0         $5,100
  Vice President,               1999   $166,307   $ 13,000     $     0          $0         7,500      $0         $    0
  CTG HealthCare Solutions
Joel I. Ivers.................  2000   $190,000   $      0     $     0          $0        22,000      $0         $4,500
  Chief Marketing Officer

- ---------------

(1) Other annual compensation consists of deferred compensation contributed by the Company under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

(2) Consists of Company contributions under retirement plans.

(3) Pursuant to the terms of a 1993 Non-Disclosure and Non-Solicitation Agreement, the Company paid an additional $380,000 to Ms. Fitzgerald during the period following her termination of employment until December 22, 2000. See Litigation.

(4) A portion of Mr. Boldt's 2000 salary and the number of options granted reflect his role in serving as the acting Chief Executive Officer of the Company from June 22, 2000 to October 29, 2000.

(5) Mr. Asher deferred a portion of his 2000 salary under the Non-Qualified Key Employee Deferred Compensation Plan. Mr. Asher resigned from the Company on December 31, 2000.

(6) Includes options granted in 1999 for services rendered in 1998 in the amounts of 30,000 and 10,000 shares for each of Ms. Fitzgerald and Mr. Boldt, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (Committee) of the Board of Directors is composed of R. Keith Elliott (Chairman) and George B. Beitzel, each of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is responsible for overseeing the administration of the Company's employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. This Committee report describes the various components of the Company's executive officer compensation program and the basis on which 2000 compensation was paid to such executive officers, including the executive officers named in the compensation tables set forth above.

     Compensation Policy -- The Committee's compensation policies are designed to maintain a direct relationship among executive pay, financial performance of the Company and the creation of shareholder value. Such policies seek to:

     - Provide compensation opportunities that enable the Company to attract and retain qualified executives;

     - Provide compensation that is directly related to the performance of both the Company and the individual;

     - Integrate the compensation programs with the Company's annual and long-term financial and operating objectives; and

     - Align the interests of executive officers with the long-term interests of the Company's stockholders through stock-based award opportunities that can result in ownership of the Company's common stock.

     The Company's executive compensation program attempts to achieve the foregoing objectives by integrating annual base salary with annual cash and stock-based incentives based on both Company and individual performance. Measurement of Company performance is based on operating and financial objectives set at the beginning of each year. As a result, executive compensation tends to be higher in years in which the performance goals are achieved or exceeded. In addition, as an executive's level of responsibility increases, a substantial portion of his or her annual compensation is based on performance incentives. Accordingly, there will be greater variability in an executive's total compensation from year to year based on both the individual's and the Company's actual performance.

     Components of Executive Compensation -- The compensation paid to the Company's executive officers, as reflected in the tables set forth in this Proxy Statement, consisted of annual base salary, annual cash incentive compensation, long-term stock-based incentive compensation and deferred compensation.

     Annual Base Salary -- With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility, individual performance and the salaries of similar positions in the Company and in comparable companies both within and outside our industry who compete for executive talent. The Company participates in and reviews various industry salary surveys in order to assess comparable external salaries.

     Annual Cash Incentive Compensation -- Each executive officer's total annual compensation consists in part of annual cash incentive compensation. Awards of cash incentive compensation are based on the attainment of one or more specified targeted levels of (i) gross profit, (ii) operating income, (iii) specific assigned objectives, (iv) earnings per share, and (v) individual objectives. The Committee, in awarding cash incentive compensation, considers the recipient's individual contribution toward Company operating profitability, cost containment, leadership, teamwork and the successful implementation of business strategy. The objective of this form of annual compensation is to provide an incentive to certain executives to achieve operating and financial objectives that the Committee believes are primary determinants of shareholder value over time.

     Long-Term Stock-Based Incentive Compensation -- The third component of executive compensation consisted of grants of stock options under the Company's 1991 Stock Option Plan and 2000 Equity Award Plan. In making grants of stock options, the Committee considered an executive's contribution toward past and the expected contribution toward future Company performance. Any value that might be received from an option grant depends upon increases in the price of the Company's common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value. Grants of stock options are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are also intended to reward individuals who remain with the Company and to further align their interests with those of the Company's shareholders. The Committee strongly believes that stock ownership by management and stock-based performance compensation are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Stock Options Granted During 2000 -- The Committee granted stock options to various executive officers named in the following table (see Options/SAR Grants in 2000). In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to their fair market value determined on the date of grant. The Committee determines the dates and terms upon which option may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. In determining whether to grant an individual stock options, the Committee considers an executive's contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive.

     Deferred Compensation -- The fourth component of executive compensation may consist of the Company's contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Beginning June 1, 1995, executives chosen to participate in the Plan were eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive's 2000 base salary and bonus compensation. The Company's contribution percentage and criteria used to determine performance targets are based on the recommendations of the Chairman and CEO, subject to the approval of the Committee. The contribution is made in cash or CTG common stock, as determined by the Committee. No contributions were made in 2000 under this Plan.

     Chief Executive Officer Compensation -- The Committee, in setting the compensation for the position of Chief Executive Officer, sought to provide a compensation package which depended in part upon the attainment of both annual and long-term objectives, thereby linking the annual compensation of the CEO to individual performance and the Company's performance. Compensation for the position of CEO may consist of the following: (i) annual base compensation established by the Committee, (ii) cash incentive compensation measured by Company financial performance and the CEO's attainment of specific strategic and organizational objectives, together with an assessment by the Committee and the Board of Directors of the effectiveness of the CEO, (iii) long-term stock-based incentive compensation, and (iv) a contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     During the period January 1 through June 22, 2000, Ms. Fitzgerald received on a bi-weekly basis a base compensation of $380,000 per year. She also received long-term stock-based incentive compensation consisting of a stock option grant of 25,000 shares at an exercise price of $16.1875 per share awarded on February 4, 2000. She did not, however, receive any cash incentive compensation or contribution under the Deferred Compensation Plan. Pursuant to the terms of an agreement entered into on July 1, 1993 between Ms. Fitzgerald and the Company, upon Ms. Fitzgerald leaving the employ of the Company, the Company was obligated to continue to pay Ms. Fitzgerald her then bi-weekly salary for the next six months. These payments began on June 22, 2000, the date Ms. Fitzgerald's employment ended. At the end of the six month period (December 22, 2000), the Company was obligated to make a lump sum payment equal to six months of Ms. Fitzgerald's base compensation within 30 days of December 22, 2000. The lump sum payment was made to Ms. Fitzgerald on January 12, 2001.

     During the period June 22, 2000 through October 29, 2000, James R. Boldt was appointed to serve as acting CEO. Mr. Boldt served as acting CEO in addition to his other duties as vice president and chief financial officer. Upon his appointment as acting CEO, Mr. Boldt's base compensation was increased to $292,500. Mr. Boldt was also granted an award of stock options for 100,000 shares at an exercise price of $6.00 per share. Mr. Boldt did not receive any cash incentive compensation during or related to 2000.

     In October of 2000, the Board of Directors appointed Darrell L. Jennings as Chairman, President and Chief Executive Officer at an annual base salary of $400,000. Mr. Jennings also received a signing bonus of $225,000 and a guaranteed cash bonus of $16,667 for 2000 and a guaranteed bonus of $100,000 for 2001. Mr. Jennings was also granted an award of stock options for 500,000 shares at an exercise price of $4.50 per share. Under the terms of the option agreements, 300,000 shares will vest in annual increments of 75,000 shares beginning one year after the date of grant; 100,000 shares will begin to vest in annual increments of 25,000 shares one year after the earlier of nine and one-half years after the date of grant or when the closing price of the Company's common stock has been greater than $12.00 per share for at least thirty consecutive days; and 100,000 shares will begin to vest in annual increments of 25,000 shares one year after the earlier of nine and one-half years after the date of grant or when the closing price of the Company's common stock has been greater than $18.00 per share for at least thirty consecutive days.

     Section 162(m) of the Internal Revenue Code -- Section 162(m) of the Code, adopted as part of the Omnibus Budget and Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" is defined as the Chief Executive Officer and the four other highest paid executive officers of the corporation. The Committee has determined that the 1991 Option Plan and the 2000 Equity Award Plan meet the requirements for deductibility. The Committee will, however, continue to study whether it is desirable to cause compensation arrangements in the future to qualify as deductible compensation. To the extent that the Committee's compensation objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

                    SUBMITTED BY THE COMPENSATION COMMITTEE

R. Keith Elliott,                                              George B. Beitzel
   Chairman

                           COMPANY PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company's common stock, the S&P 500 Index, and a Peer Group, assuming a base index of $100 at the end of 1995. The cumulative total return for each annual period within the five years presented is measured by dividing (1) the sum of (A) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period by (2) the share price at the beginning of the period. The calculations exclude trading commissions and taxes.

                                                COMPUTER TASK GROUP, INC.         S&P 500 INDEX                PEER GROUP
                                                -------------------------         -------------                ----------
Dec 95                                                      100                         100                         100
Dec 96                                                   219.12                      122.96                      190.88
Dec 97                                                   361.98                      163.98                      368.89
Dec 98                                                   276.54                      210.85                      577.27
Dec 99                                                   151.46                      255.21                         545
Dec 00                                                    40.55                      231.98                      124.26

     The Peer Group comprises the following companies which are in the business of providing software and information technology (IT) services: Alternative Resources Corporation; American Management Systems, Incorporated; Analysts International Corporation; Ciber, Inc.; Computer Horizons Corp.; Compuware Corporation; Keane, Inc.; and Technology Solutions Company.

Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted and exercised during 2000, and unexercised options held as of the end of 2000, by the named executives:

                           OPTIONS/SAR GRANTS IN 2000

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                        NUMBER OF       PERCENT OF                                           ANNUAL
                        SECURITIES        TOTAL                                       RATES OF STOCK PRICE
                        UNDERLYING     OPTIONS/SARS    EXERCISE OR                      APPRECIATION FOR
                       OPTIONS/SARS     GRANTED TO        BASE                           OPTION TERM (1)
                        GRANTED IN     EMPLOYEES IN     PRICE PER     EXPIRATION    -------------------------
        NAME               2000            2000           SHARE          DATE         5% ($)        10% ($)
        ----           ------------    ------------    -----------    ----------      ------        -------
Darrell L. Jennings       88,888            6.0%        $   4.50      10/30/2010    $  251,555     $  637,491
                         211,112           14.2%        $   4.50      10/30/2015    $1,024,986     $3,018,398
                         200,000           13.5%        $   4.50      10/30/2015    $  971,035     $2,859,523
Gale S. Fitzgerald        18,823            1.3%        $16.1875        2/4/2010    $  328,747     $  968,099
                           6,177            0.4%        $16.1875        2/4/2015    $   62,883     $  159,359
James R. Boldt             7,598            0.5%        $16.1875        2/4/2015    $  132,700     $  390,778
                           5,402            0.4%        $16.1875        2/4/2010    $   54,994     $  139,365
                          92,102            6.2%        $   6.00       6/22/2015    $  596,229     $1,755,785
                           7.898            0.5%        $   6.00       6/22/2010    $   29,802     $   75,524
Jonathan R. Asher          6,000            0.4%        $16.1875        2/4/2015    $  104,791     $  308,590
                           6,000            0.4%        $16.1875        2/4/2010    $   61,081     $  154,792
                           5,000            0.3%        $  5.125        7/5/2015    $   27,648     $   81,417
                           5,000            0.3%        $  5.125        7/5/2010    $   16,115     $   40,840
Thomas J. Niehaus         12,000            0.8%        $16.1875        2/4/2010    $  122,163     $  309,584
                          10,000            0.7%        $  5.125        7/5/2010    $   32,231     $   81,679
Joel I. Ivers             12,000            0.8%        $16.1875        2/4/2010    $  122,163     $  309,584
                          10,000            0.7%        $  5.125        7/5/2010    $   32,231     $   81,679

- ---------------

(1) The dollar amounts under these columns use the five (5%) percent and ten (10%) percent annual rates of stock price appreciation prescribed by the SEC. This presentation is not intended to forecast future appreciation of the Company's stock.

   AGGREGATE OPTION/SAR EXERCISES IN 2000 AND 2000 YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF
                                                              SECURITIES                       VALUE OF
                                                              UNDERLYING                     UNEXERCISED
                                                             UNEXERCISED                     IN-THE-MONEY
                              SHARES                         OPTIONS/SARS                    OPTIONS/SARS
                             ACQUIRED                     AT FISCAL YEAR END              AT FISCAL YEAR END
                                ON        VALUE      ----------------------------    ----------------------------
           NAME              EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----              --------    --------    -----------    -------------    -----------    -------------
Darrell L. Jennings                0     $      0            0         500,000        $      0        $      0
Gale S. Fitzgerald            40,000     $ 36,500            0               0        $      0        $      0
James R. Boldt                     0     $      0       83,450         140,750        $      0        $      0
Jonathan R. Asher                  0     $      0       47,000               0        $      0        $      0
Thomas J. Niehaus                  0     $      0        1,875          27,625        $      0        $      0
Joel I. Ivers                      0     $      0          750          24,250        $      0        $      0

Long-Term Incentive Plan Awards

     No awards were made to the named executives during 2000 under the Company's 1991 Restricted Stock Plan.

Executive Supplemental Benefit Plan

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental
Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 so as to freeze current benefits, provide no additional benefit accruals for participants and to admit no new participants. As a result of this action, the Company reduced its annual Supplemental Plan expense from approximately $1.1 million in 1994 to approximately $0.7 million in 2000. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee's base compensation at termination or as of December 1, 1994, which ever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

     On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company's then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan.

     On November 17, 2000, the Compensation Committee voted to reinstate the provisions regarding the early payment of retirement benefits. As a result, Plan participants may request the Committee to begin the payment of retirement benefits beginning at age 55. It is within the discretion of the Compensation Committee as to whether or not a participant will be permitted to receive early retirement benefits.

     Mr. Jennings did not participate under the Supplemental Plan. However, Ms. Fitzgerald and 20 former employees are presently covered by the Supplemental Plan. Ms. Fitzgerald did participate in the CTG Non-Qualified Key Employee Deferred Compensation Plan (see below) which is a successor plan.

     The Company has purchased and is the beneficiary of insurance on the lives of certain participants in the Supplemental Plan. Under the insurance program, if the assumptions made as to mortality experience, policy dividend and other factors are realized, the proceeds of the policies will reimburse the Company for all costs of the Supplemental Plan, including benefits, insurance premiums and a factor for the use of the Company's money.

Non-Competition and Employment Agreements

     In October of 2000, the Company entered into an employment agreement with Mr. Jennings. The agreement will expire on December 31, 2001 and will automatically be extended for additional 12 month terms unless either party provides 60 days prior written notice to the other that it does not wish to extend the term of Mr. Jennings' employment. The agreement provides for an annual base salary of $400,000, a signing bonus of $225,000 and the grant of 500,000 stock options (subject to certain vesting requirements). In the event the Company terminates Mr. Jennings' employment for other than cause (as defined in the agreement) or Mr. Jennings terminates his employment for good reason (as defined in the agreement) or he dies or becomes disabled, the Company will pay severance to Mr. Jennings in 26 consecutive bi-weekly installments of an amount equal to the average annual total compensation paid to Mr. Jennings during the three prior years or lesser period, if applicable. The Company will also continue certain medical benefits during such period. The agreement also prohibits Mr. Jennings from competing with the Company for a period of one-year following the termination of his employment.

     On July 1, 1993, the Company entered into a non-competition agreement with Ms. Fitzgerald upon her appointment as Chairman and Chief Executive Officer. Under the terms of the agreement, Ms. Fitzgerald, following the termination of her employment relationship with the Company, is to refrain for a defined period from undertaking any activities in competition with the business activities of the Company, including the solicitation or recruitment of Company employees, or the use or disclosure of confidential information concerning the Company's business and operations. Under the terms of the agreement, the Company agrees not to terminate Ms. Fitzgerald's employment with the Company unless the Company gives her 12 months prior notice of the termination, or pays to her an amount equal to 12 months total compensation to be paid to her under the terms of any then existing compensation plan in effect between the Company and her. The agreement provides that in the event Ms. Fitzgerald has not secured an employment or a contractual position of six months or more in an executive management capacity, at the expiration of the 12 month period following the date of separation, the Company will pay her up to an additional six months of total compensation calculated on the basis of the last compensation plan in effect between the Company and Ms. Fitzgerald.

     During 2000, each of the other named executive officers in the cash compensation table entered into a one year severance agreement with the Company which provides that if their employment is involuntarily terminated without cause during such one year period, the Company will pay them during the 12 months thereafter an amount equal to their then current base salary plus the average of any incentive payments actually paid to them during the three prior calendar years. The severance agreements will terminate in 2001.

Change in Control Agreements

     In October of 2000, the Company entered into a change in control agreement with Mr. Jennings. The agreement provides that upon the occurrence of a change in control, Mr. Jennings will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any of the Company's plans. The Agreement goes on to provide that upon the termination of Mr. Jennings' employment (a) without cause by the Company or by himself with good reason within 24 months following a change in control or (b) by himself for any reason within 6 months after a change in control, Mr. Jennings will receive three times his full salary and bonus as well as a lump sum to cover fringe benefits. A change in control will occur if (1) the Company's stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company's business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company's then outstanding securities or
(3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

     During 2000, each of the other named executives in the cash compensation table entered into a change of control agreement with the Company. These agreements contain provisions that are generally similar to that of Mr. Jennings' except that in the event their employment is terminated by the Company without cause by themselves with good reason within 24 months after a change in control, such executives would receive two times their salary and bonus.

Non-Qualified Key Employee Deferred Compensation Plan

     On February 2, 1995 the Compensation Committee approved the creation of a Non-Qualified Key Employee Deferred Compensation Plan. The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual bonus if the Company attains annual defined performance objectives.

     The Chairman and Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant's base and bonus compensation which will be contributed each year to the Deferred Compensation Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Prior to December 31, 2002, participants are granted pro rata vesting in Company contributions at the rate of 12.5% per year. If a participant terminates employment due to death, disability, retirement at age 65, or in the event a change of control (as defined in the CTG Executive Supplemental Benefit Plan previously recited) occurs, the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited, even if vested, in the event a participant violates a non-competition agreement or separates from service prior to December 31, 2002. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2000, as the Company did not attain defined operating income objectives, no award for eligible participants was made to the plan.

Directors' and Officers' Liability Insurance

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current two-year liability insurance policy, with a policy period effective April 1, 2000, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $161,500.

Certain Relationships and Related Transactions

     During 2000 Mr. Marks received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a non-competition agreement that covered the period from March 1984 through October 1995, Mr. Marks also received the same medical benefits as those provided to other officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

    APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE COMPUTER TASK GROUP,
                INCORPORATED FIRST EMPLOYEE STOCK PURCHASE PLAN

     At the annual meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify an amendment to the Company's First Employee Stock Purchase Plan (Plan) to increase the number of shares of common stock that can be purchased under the Plan by 500,000 shares. There are currently 11,000,000 shares authorized under the Plan of which 64,000 are currently available. The full text of the Plan is set forth in Appendix B hereto and shareholders are urged to refer to it for a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan

     The Plan is administered by the Compensation Committee who may interpret, construe and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist it in the administration of the Plan. The Plan will remain in effect until it is terminated by the Committee

     All employees of the Company and its subsidiaries are eligible to participate in the Plan and to purchase shares of the Company's common stock. An employee may not purchase shares if immediately after the option to purchase the shares is granted to him or her, he or she would (i) own 5% or more of the shares of the Company's common stock or (ii) exceed the $25,000 limitation set forth in IRS Code Section 423.

     Each employee who participates in the Plan is granted an option on each bi-weekly payday to purchase common stock of the Company up to a maximum of 10% of his or her total cash compensation. The shares may be purchased at a price equal to the fair market value of the Company's common stock on the day preceding the payday (the "Price Date") on which the shares are purchased. The term "fair market value" is the closing price for a share of the Company's common stock as reported by the National Association of Securities Dealers listing for New York Stock Exchange Composite Transactions at the close of business on the Price Date. The options granted to each Plan participant are exercisable only on each payday by payroll deduction. If on any payday an employee fails to exercise an option, the unexercised option lapses and cannot be exercised at a later date.

     A Plan participant may withdraw from the Plan at any time by delivering a written notification of withdrawal to the Company. Participation in the Plan automatically terminates once an employee ceases to be employed by the Company. A Plan participant has all of the rights and privileges of a shareholder of the Company with respect to the shares purchased under the Plan.

     The Committee may amend or terminate the Plan at any time in its sole discretion subject to certain restrictions set forth in the Plan.

     Under the current applicable provisions of the Tax Code and regulations issued thereunder, the following federal income tax consequences may be expected by U.S. taxpayer employees. Options to purchase shares of the Company's common stock are designed to qualify as options granted pursuant to an "employee stock purchase plan" under Section 423 of the Code. Under that section, employees who exercise an option to purchase shares and who do not dispose of the shares either within two years after the date the option was granted to them or within one year after the date the shares were purchased (the "Holding Period") will not generally recognize taxable income for federal income tax purposes upon the grant or exercise of the option. Such employees may, however, be taxed upon the subsequent sale or disposition of such shares. Any gain or loss on the sale may be treated as a capital gain or loss. The Company will not be eligible for any tax deduction for the stock transferred to an employee under the above described circumstances.

     Employees who exercise an option to purchase shares and dispose of them either within two years after the date the option was granted to them or within one year after the date the shares were purchased must include that gain realized, if any, on the disposition of such shares as ordinary income to the extent of the lesser of (i) the fair market value of the option stock on the date of exercise minus the option price, or (ii) the amount realized on disposition of the stock minus the option price.

     The foregoing is merely a summary and does not purport to be a complete description of the federal income tax aspects of awards under the Plan. Individuals who receive awards under the Plan should consult with their personal tax advisors to determine the applicability of the tax rules to the awards granted to them.

     The proposed amendment to the Plan was authorized and adopted at the February 1, 2001 meeting of the Board of Directors, subject to the approval and ratification by the shareholders at the annual meeting. The favorable vote of the holders of a majority of all outstanding shares entitled to vote at the meeting is required for adoption of the Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

                               OTHER INFORMATION

     A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing. In addition, Corporate Investor

Communications, Inc. has been retained by the Company to assist in the solicitation for which it will be paid an estimated fee of $6,000 plus reasonable out of pocket expenses.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be included in the Company's Proxy Statement relating to its April 2002 annual meeting of shareholders must be received at the Company's principal executive offices not later than November 30, 2001. A shareholder who wishes to present a proposal for consideration at the April 2002 annual meeting without inclusion of such proposal in the Company's proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2001 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 9, 2001

                                              By Order of the Board of Directors

                                                                       Exhibit A

                                   CHARTER OF
                 AUDIT COMMITTEE OF THE CTG BOARD OF DIRECTORS

ORGANIZATION

     The Audit Committee shall be comprised of three or more directors, who shall be elected by the Board of Directors and who shall serve until their successors are duly elected and qualified. The Board of Directors shall in the exercise of its business judgment determine that:

     - Each member of the Audit Committee is free from any relationship that may interfere with his or her independence from management and the Company;

     - Each member of the Audit Committee is "financially literate" in that he or she has a working familiarity with basic finance and accounting practices; and

     - At least one member of the Audit Committee has accounting or related financial management expertise.

     - The members of the Audit Committee shall meet the independence and experience requirements of the NYSE.

PURPOSE

     The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports, systems of internal controls as they relate to finance and accounting, and the Company's auditing, accounting and financial reporting processes. In so doing, it is the primary responsibility of the Audit Committee to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors. The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing these statements. The Company requires that financial management as well as the outside auditors have, and are expected to have the time, knowledge and expertise required to fulfill these responsibilities. The Committee, in carrying out its oversight responsibility is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent accountant's work.

MEETINGS

     The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee may meet with management, the members of the internal audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of the groups believes should be discussed privately.

RESPONSIBILITIES

     The responsibilities of the Audit Committee include:

     - Review and update this Charter annually.

     - Recommend to the Board of Directors the selection and compensation of the independent accountants. The Audit Committee will review with management the performance of the independent accountants. The independent accountants shall ultimately be accountable to the Board of Directors and the Audit Committee of the Company. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

     - It is the responsibility of the Audit Committee to ensure that the independent accountants submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee shall engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and shall recommend that the Board of Directors take appropriate action in response to the accountants' report to satisfy itself of the independence of the accountants.

     - Review with the Company's chief financial officer, members of the internal audit department and the independent accountants the annual financial statements.

     - Review with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as modified from time to time (SAS 61).

     - Review periodic reports prepared by the Company's internal auditing department as to its activities.

     - Review the audit scope and plan of the internal auditors and the independent accountants with respect to a proposed audit and the audit procedures to be utilized.

     - The Committee shall provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Audit Committee without members of management present.

     - Consult with the members of the internal audit department and the independent accountants, out of the presence of management, about the adequacy of the Company's internal controls (including computerized information system controls and security), accuracy of its financial statements, and the internal audit department's staffing and organizational structure.

     - Following completion of the Company's annual audit, review any significant changes required in the independent accountant's audit plan. The Audit Committee may also review with the director of internal audit and the independent accountants the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

     - The Committee shall also review any difficulties encountered in the course of the audit, including any restrictions on the scope of the work or access to requested information as well as any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements.

     - The Committee will inquire of management, the members of the internal audit department and the independent accountants about any significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters addressed at each Committee meeting, with the Board of Directors.

     - The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

     - Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                                                       Exhibit B

                       COMPUTER TASK GROUP, INCORPORATED
                       FIRST EMPLOYEE STOCK PURCHASE PLAN
                       (EIGHTH AMENDMENT AND RESTATEMENT)

     1. NAME AND PURPOSE. The name of the plan is the Computer Task Group, Incorporated First Employee Stock Purchase Plan (the "Plan"). The Plan is intended to provide an opportunity for employees of Computer Task Group, Incorporated (the "Company") and its subsidiaries ("Subsidiaries") to purchase shares of common stock of the Company ("Shares") and thereby provide an incentive for them to remain in the employ of the Company and its Subsidiaries and to give them a proprietary interest in its success. The term "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") who shall not receive any compensation for administering the Plan. The Compensation Committee may from time to time interpret, construe and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist it in the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Compensation Committee shall be final, conclusive and binding. The Company shall pay all expenses of the administration of the Plan.

     3. DURATION OF PLAN. The Plan shall remain in effect until terminated by the Compensation Committee or as otherwise set forth herein. Each calendar year shall be a Plan Year.

     4. SHARES SUBJECT TO PLAN. The maximum aggregate number of Shares which can be purchased pursuant to the Plan by all employees of the Company and its subsidiaries shall be 11,500,000, except as adjusted pursuant to Section 15 hereof.

     5. ELIGIBILITY. All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan and to purchase Shares as hereafter set forth, except that no employee may participate in the Plan, if immediately after an option is granted to him or her hereunder, he or she would own (as defined in Section 424 of the Code) Shares of the Company (including shares of the Company which he or she may purchase under outstanding options) possessing five (5%) percent or more of the total combined voting power or value of all classes of shares of the Company. In addition, no employee may participate in the Plan if the option granted to him or her under the Plan would permit him or her to purchase Shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time the option hereunder is granted) in any Plan Year. For purposes of this paragraph, the rules set forth in Section 423(b)(8)(A), (B) and (C) of the Code shall be applicable.

     6. PURCHASE OF SHARES; GRANT OF OPTIONS. Shares shall be purchased under the Plan by the exercise of options granted hereunder. Each employee who participates in the Plan ("Plan Participant") shall be granted an option on each payday of the Company which shall entitle him or her to purchase Shares under the Plan up to the maximum number of Shares which he or she can purchase with no more than ten (10%) percent of the total compensation paid to him or her by the Company or any of its Subsidiaries. Such amount shall be proportionately reduced to reflect the employee's maximum length of service with the Company or any of its subsidiaries in the Plan Year. The options shall be exercisable only in the manner set forth in Section 8 hereof.

     7. PURCHASE PRICE. The purchase price for Shares purchased under this Plan shall be the fair market value of the Shares on the last day immediately preceding the payday on which the Shares are purchased (the "Price Date"). The term "fair market value" shall be the closing price for a Share as reported by the National Association of Securities Dealers listing for New York Stock Exchange Composite Transactions at the close of business on the Price Date. In the event that there was no such report for such day, the fair market value shall be such closing price on the first preceding day for which there is such a report. In no event shall the purchase price for Shares purchased hereunder be less than the par value thereof.

     8. EXERCISE OF OPTIONS. The options granted hereunder shall be exercisable on each payday of the Company or if applicable, the relevant Subsidiary, but only by a payroll deduction authorized pursuant to Section 9 hereof, and only to purchase not more than the maximum number of Shares which, at the purchase price determined in accordance with Section 7 hereof, an employee can purchase pursuant to Section 6 hereof. If on any payday an employee fails to exercise an option, in whole or in part, the unexercised portion of the option shall lapse and cannot thereafter be exercised.

     9. COMMENCEMENT OF PARTICIPATION IN THE PLAN. An employee may commence participation in the Plan at any time by completing and filing with the Company a "Payroll Deduction Authorization Form" authorizing payroll deductions from his or her pay. An employee who has withdrawn from the Plan may recommence participation in the Plan at any time by completing and filing a form with the Company. Participation in the Plan shall commence or recommence, as the case may be, on the first payday following receipt of the form by the Company's Benefits Department in Buffalo, New York or, in the case of a Subsidiary, at the applicable Benefits Department.

     10. EMPLOYEE ACCOUNTS AND PAYROLL DEDUCTIONS. The Company shall maintain for each Plan Participant a separate bookkeeping account ("Account") to which shall be credited all payroll deductions made for him or her and from which shall be deducted amounts used to purchase Shares hereunder.

     On each payday a payroll deduction in the amount specified in the most recent Payroll Deduction Authorization Form filed with the Company or any of its Subsidiaries shall be made and the amount thereof shall be credited to the Plan Participant's Account. All amounts in the Account shall then be used to purchase the maximum number of whole Shares which can be purchased at the purchase price determined in accordance with Section 7 hereof. Any amounts remaining in the Account shall be held by the Company without payment of interest thereon until the next payday and shall then be used to purchase additional whole Shares.

     A Plan Participant may change the amount of his or her payroll deduction (subject always to the limitation set forth in this Plan) by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form with the Company's Benefits Department in Buffalo, New York or the relevant benefits department of a Subsidiary.

     11. WITHDRAWAL FROM THE PLAN; TERMINATION OF PARTICIPATION IN THE PLAN. A Plan Participant may withdraw from the Plan at any time and for any reason by delivering a written notification of withdrawal to the Company or the relevant Subsidiary. Any withdrawal shall become effective immediately upon receipt of the written notification by the Company's Benefits Department in Buffalo, New York or the relevant benefits department of a Subsidiary.

     A Plan Participant's participation in the Plan shall automatically terminate upon his or her ceasing to be an employee of the Company or Subsidiary for any reason. An employee who has withdrawn from the Plan may recommence participation in the Plan by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form.

     Upon withdrawal or termination, all amounts held by the Company or a Subsidiary, if applicable, in the Account of an employee shall be returned to him or her or to his or her estate together with a certificate for Shares purchased hereunder, if requested.

     12. NONTRANSFERABILITY. The options granted hereunder may not be assigned, transferred or hypothecated and are exercisable only by the Plan Participant.

     13. RIGHTS AS A SHAREHOLDER. A Plan Participant shall have all the rights and privileges of a shareholder of the Company with respect to Shares purchased pursuant to the Plan (to the extent permitted by applicable law) on the date the Shares are purchased.

     14. REPORTS; ISSUANCE OF CERTIFICATES FOR SHARES. On or before the last business day of June, September, December and March, a report as to the status of each Plan Participant's Account and certificates representing the

Shares which he or she purchased in the first, second, third and fourth calendar quarters, if requested, will be sent to him or her. Shares issued hereunder shall be in the name of the Plan Participant.

     15. ADJUSTMENTS. If there is any change in the outstanding Shares of the Company as a result of a stock dividend, stock split or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, or recapitalization or otherwise, the Compensation Committee may make appropriate adjustments in the number and kind of shares and prices per share of Shares subject to outstanding options in order to preserve the relative benefits to optionees.

     16. AMENDMENT TO THE PLAN. The Compensation Committee may amend the Plan at any time in its sole discretion; provided, however, that without shareholder approval, the Plan may not be amended; (a) to materially increase the number of Shares which may be purchased pursuant to the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Participants under the Plan; or (d) if the effect of the amendment is to cause the Plan to no longer be qualified as an "employee stock purchase plan" under Section 423 of the Code.

     17. TERMINATION OF THE PLAN. The Plan may be terminated by the Compensation Committee at any time in its sole discretion and shall terminate automatically, without Compensation Committee action: (i) whenever a required registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the Shares offered pursuant to the Plan or (ii) whenever the maximum number of Shares which may be purchased pursuant to the Plan have been purchased.

                                                                 sku# 0554-PS-01

                                  DETACH HERE

                                     PROXY

                       COMPUTER TASK GROUP, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George B. Beitzel and Richard L. Crandall and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the "Company") which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company's 401(K) Profit Sharing Retirement Plan (the "Plan") to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 9, 2001 at 10:00 a.m. or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE              MARK, SIGN AND DATE ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

1.   Election of Directors
     CLASS I NOMINEES:   (01) Randolph A. Marks
                         (02) R. Keith Elliott           2. To approve and ratify an amendment
                                                            to the Company's Employee Stock        FOR    AGAINST  ABSTAIN
     CLASS III NOMINEES: (03) Darrell L. Jennings           Purchase Plan to increase the          [ ]      [ ]      [ ]
                                                            number of shares of common stock
          FOR            WITHHELD                           that can be purchased under the Plan
          ALL  [ ]  [ ]  FROM ALL                           by 500,000 shares.
       NOMINEES          NOMINEES
                                                         3. Said proxies are given discretionary authority to vote and act upon such other matters as may come before the meeting or any adjournment thereof.
[ ] _____________________________
    For all nominees except as                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]
    noted above
                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                         Please date and sign exactly as name appears hereon. Each joint tenant must sign. When signing as attorney, executor, trustee, etc., give full title. If signer is a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by an authorized person.

                                                         Please sign, date and return this proxy today. No postage is required.
                                                         A business reply envelope enclosed is for your convenience.


Signature:__________________________________ Date:_____________  Signature:__________________________________ Date:_____________